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                                                            Exhibit 4.2


                                   FIRST AMENDMENT dated as of February
                           26, 1999 (this "FIRST AMENDMENT") to the
                           Amended and Restated Credit Agreement dated as of January 8, 1999 (as amended, modified or otherwise supplemented through the date hereof, the "CREDIT AGREEMENT"), among Robbins & Myers, Inc., the Lenders (as defined in the Credit Agreement), Bank One, N.A., as Administrative Agent and Issuing Bank, The Bank of Nova Scotia, as Issuing Bank, ABN AMRO Bank N.V., as Issuing Bank, and NationsBank, N.A., as Documentation and Syndication Agent

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (the Credit Agreement, as amended by, and together with, this First Amendment, and as hereinafter amended, modified, supplemented, extended or restated from time to time, being called the "AMENDED CREDIT AGREEMENT").

         The parties hereto have agreed, subject to the terms and conditions hereof, to amend the Credit Agreement as provided herein.

         Accordingly, the parties hereto hereby agree as follows:

         SECTION 1. AMENDMENT TO THE CALCULATION OF CONSOLIDATED NET INCOME. The definition of Consolidated Net Income, as set forth in Section 1.01 of the Credit Agreement, is hereby deleted in its entirety and the following is hereby substituted therefor:

                  ""CONSOLIDATED NET INCOME" shall mean, for any period for any person, net income or loss of such person and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that, there shall be excluded from such calculation of net income or loss (a) the income of any person in which any other person (other than such person or any of its subsidiaries or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such person or any of its Wholly Owned Subsidiaries by such other person during such periods,
         (b) the income (or loss) of any other person accrued prior to the date it becomes a subsidiary of such person or is merged into or consolidated with such person or any of its subsidiaries or the date that such other person's assets are acquired by such person or any of its subsidiaries, (c) the income of any subsidiary of such person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary, except that, with respect to the Borrower and its Consolidated Subsidiaries, the income of Pfaudler shall not be subject to exclusion from


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         the Borrower's Consolidated Net Income pursuant to this clause (c)
         solely because of negative retained earnings existing as of the Closing Date that prevent, under German law, the payment of dividends by Pfaudler; (d) any after-tax gains attributable to sales of assets out of the ordinary course of business and (e) (to the extent not included in clauses (a) through (d) above) any non-cash extraordinary gains; and PROVIDED, FURTHER, that solely for purposes of calculating compliance with the Consolidated Leverage Ratio pursuant to the terms of Section 6.14(b) for the applicable periods ending February 28, 1999, May 31, 1999 and August 31, 1999, expenses incurred by the Borrower in connection with the closing of its Fairfield, California manufacturing facility shall be excluded from the calculation of net income or loss, as long as such expenses do not exceed $3,100,000 in actual out-of-pocket cash expenses and $5,470,000 in aggregate cash and non-cash charges."

         SECTION 2. EFFECTIVENESS. This First Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "FIRST AMENDMENT EFFECTIVE DATE"):

                  (a) The Administrative Agent shall have received duly executed counterparts of this First Amendment which, when taken together, bear the authorized signatures of the Borrower, the Agents, each Issuing Bank and each Lender.

                  (b) The Administrative Agent shall be satisfied that the representations and warranties set forth in Section 2 are true and correct on and as of the First Amendment Effective Date.

                  (c) There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Administrative Agent or the Lenders, is likely to restrain, prevent or impose materially adverse conditions upon performance by the Borrower of its obligations under the Amended Credit Agreement.

                  (d) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates relating to this First Amendment as they shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Administrative Agent and the Lenders. All corporate and other proceedings taken or to be taken in connection with this First Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and the Lenders.

                  (e) The Borrower shall have paid to the Administrative Agent, for the ratable account of all Lenders, an amendment fee equal to $160,000.00.

                  (f) The Borrower shall have paid all expenses referred to in
         Section 4 of this First Amendment.

         SECTION 3. APPLICABLE LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

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STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 4. EXPENSES. The Borrower shall pay all fees and expenses of counsel to the Administrative Agent outstanding as of the date hereof and all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this First Amendment. The agreement set forth in this Section 4 shall survive the termination of this First Amendment and the Amended Credit Agreement.

         SECTION 5. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this First Amendment.

         SECTION 6. CREDIT AGREEMENT. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement. The amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendments. Except as expressly amended herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Amended Credit Agreement.

         IN WITNESS WHEREOF, the Borrower and the Lenders have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                        ROBBINS & MYERS, INC.,
                                        as Borrower


                                        by
                                          _________________________________
                                        Name:
                                        Title:


                                        BANK ONE, N.A., as Administrative
                         Agent, Issuing Bank and Lender


                                        by
                                          _________________________________

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                                     Name:
                                     Title:


                                     NATIONSBANK, N.A., as Documentation and
                                     Syndication Agent and Lender

                                     by
                                       _________________________________
                                     Name:
                                     Title:


                                     THE BANK OF NOVA SCOTIA, as Issuing
                                     Bank and Lender

                                     by
                                       _________________________________
                                     Name:
                                     Title:


                                     ABN AMRO BANK N.V., as Issuing Bank and
                                     Lender

                                     by
                                       _________________________________
                                     Name:
                                     Title:

                                     by
                                       _________________________________
                                     Name:
                                     Title:


                                     NATIONAL CITY BANK, Successor by merger
                                     to NATIONAL CITY BANK OF COLUMBUS,
                                     as a Lender

                                     by
                                       _________________________________
                                     Name:
                                     Title: